Exhibit 99.1

DG to Acquire MediaMind Creating Premier Global Online and Television Advertising Technology Provider

Combines Leading Distributor of High Value Broadcast Content with Best-in-Class Online Advertising Technology Company

Acquires a Unique Asset in Fast-Growing $71 Billion Global Online Advertising Market

DG to Commence Tender Offer at $22 per MediaMind Share in Cash

Companies to Hold Webcast/Conference Call at 8:30 AM ET Today

DALLAS & NEW YORK--(BUSINESS WIRE)--DG® (NASDAQ: DGIT), a leading provider of digital media services to the advertising, entertainment and broadcast industries, and MediaMind Technologies Inc. (NASDAQ: MDMD), a leading global provider of integrated digital advertising solutions, today announced a definitive agreement under which DG will acquire MediaMind in an all-cash transaction. The acquisition creates one of the premier global online and television advertising technology companies.

“This is a game-changing transaction that provides DG with an unmatched global footprint, broad customer reach and an innovative platform in television and the fast-growing online advertising market”

MediaMind is a unique asset, with tremendous people, products and services in the fast-growing $71 billion global online advertising market1 with a superb international footprint and broad agency relationships. Headquartered in New York, MediaMind has 37 sales and representation offices covering 64 countries. In 2010, MediaMind delivered campaigns for 9,000 brand owners using approximately 3,800 media and creative agencies across 8,200 global web publishers in 64 countries.

Under the terms of the transaction, which has been approved by the boards of directors of both companies, DG will commence a tender offer to purchase all of MediaMind’s outstanding shares for $22.00 per share in cash. The total transaction value is $517 million equity value or $414 million enterprise value, taking into account over $100 million in cash on MediaMind’s balance sheet. The board of directors of MediaMind will recommend that MediaMind shareholders tender their shares in the tender offer. The transaction is expected to be accretive to DG’s non-GAAP EPS in 2012.

Upon closing, Gal Trifon, President and CEO of MediaMind, will serve as DG’s Chief Digital Officer, leading DG’s online advertising business. Additionally, Ofer Zadikario, MediaMind’s Chief Solutions Officer, will join DG in the same position.

“This is a game-changing transaction that provides DG with an unmatched global footprint, broad customer reach and an innovative platform in television and the fast-growing online advertising market,” said Scott Ginsburg, Chairman and CEO of DG. “MediaMind’s online business excels in rich media and fits well with our unparalleled distribution platform for high value broadcast content – enabling advertisers to most effectively connect with audiences globally. With its new global reach and enhanced product offerings, DG will gain critical mass and will have the unique ability to provide a suite of cross-platform advertising management and distribution services.”

Mr. Trifon said, “We believe this transaction offers significant value for our shareholders and is the natural, next step for MediaMind. DG will provide us with the added scale and resources to continue to grow our platform and enhance the services we provide our customers. Working together with DG, we will provide a single solution for advertising creation, distribution, and monitoring for cross-platform campaigns. We are excited to partner with DG to continue to increase our base of large advertisers and expand our global operations, and we are confident that our employees will benefit from the greater opportunities at the combined company.”

Neil Nguyen, President and COO of DG said, “We are extremely pleased about this transaction, which greatly accelerates our international and digital growth strategy. With this acquisition, we will build on MediaMind’s global operational footprint and world class technology platform to expand our reach beyond North America. The combined companies will serve a global customer base and enable DG to penetrate such markets as Latin America, Asia and EMEA. Moreover, with our combined advertiser and publisher reach, we will be well positioned to gain additional market share and innovate cross platform solutions in order to drive long-term growth. We welcome Gal, Ofer and their team to DG and look forward to working together to realize the significant potential of our combined organizations.”

For the twelve months ending March 31, 2011 the companies had in excess of $100 million in digital advertising revenue on a pro forma basis. With the MediaMind acquisition, DG expects to realize approximately $15 million in cost synergies identified to date, with clear opportunities for enhanced revenue growth. The transaction will be funded by a combination of available cash and fully committed debt financing from JPMorgan Chase & Co. and Bank of America Merrill Lynch. MediaMind shareholders holding approximately 8.2 million common shares outstanding and 1.8 million options, as well as certain officers and pre-IPO investors, have agreed to tender their shares in the offer.

Goldman Sachs & Co. and Bank of America Merrill Lynch acted as financial advisors and Latham & Watkins provided legal advice to DG. Qatalyst Partners acted as financial advisor and Davis, Polk & Wardwell LLP provided legal advice to MediaMind. Subject to the successful completion of the tender offer, regulatory approval and customary closing terms and conditions, the transaction is expected to close in the third quarter 2011.

Financial Community Webcast

On Thursday, June 16, 2011 at 8:30 a.m. ET, DG and MediaMind will host a conference call and webcast. The webcast is open to the general public and all interested parties may access the live webcast on the Internet at the Company’s websites at www.DGit.com. Please allow 15 minutes to register and download or install any necessary software. Participants should log in 15 minutes ahead of time to test your browser and register for the call. For dial in access, please dial (800) 894-5910, within the U.S., or (785) 424-1052 outside the U.S. Enter passcode 8168027. In addition, a recording of the conference will be available for replay two hours after the call's completion for two weeks. To access the recording, please dial (888) 203-1112, within the U.S., or (719) 457-0820 outside the U.S. Enter passcode 8168027.

About DG

DG FastChannel®, Inc. (now known as DG) provides innovative technology-based solutions to the advertising, broadcast and publishing industries. The Company serves more than 5,000 advertisers and agencies through a media distribution network of more than 28,000 radio, television, print and Web publishing destinations throughout the United States, Canada and Europe. DG utilizes satellite and internet transmission technologies, creative and production resources, digital asset management and syndication services that enable advertisers and agencies to work faster, smarter and more competitively. Through its MIJO, Unicast, SourceEcreative, Treehouse and Springbox operating units, DG extends its benchmark of excellence to a wide roster of services ranging from custom rich media solutions and interactive marketing to direct response marketing and global creative intelligence. For more information, visit www.DGit.com.

About MediaMind

MediaMind is a leading global provider of digital advertising campaign management solutions to advertising agencies and advertisers. MediaMind provides media and creative agencies, advertisers and publishers with an integrated platform to manage campaigns across digital media channels and a variety of formats, including rich media, in-stream video, display and search. Headquartered in New York, MediaMind delivered during 2010 campaigns for approximately 9,000 brand advertisers, servicing approximately 3,800 media agencies and creative agencies across approximately 8,200 global web publishers in 64 countries throughout North America, South America, Europe, Asia Pacific, Africa and the Middle East. For more information on MediaMind, visit www.mediamind.com.

Additional Information

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of MediaMind common stock described in this press release has not yet commenced. At the time the planned offer is commenced an affiliate of DG will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the "SEC") and MediaMind will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to MediaMind stockholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC's Web site: www.sec.gov.

DG Forward-Looking Statements

This release contains forward-looking statements relating to the Company. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Such risks and uncertainties include the Company’s ability to integrate recent acquisitions and other risks relating to DG’s business which are set forth in the Company’s filings with the Securities and Exchange Commission. DG assumes no obligation to publicly update or revise any forward-looking statements.

MediaMind Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. These statements include descriptions regarding the intent, belief or current expectations of MediaMind or its officers with respect to the future consolidated results of operations and financial condition of MediaMind, the continued global growth of digital advertising, MediaMind's ability to continue to gain market share and capitalize on the anticipated global growth of digital advertising and MediaMind's ability to execute its strategic plans, including consummation of the M&A transaction announced herein. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied in the forward-looking statements as a result of various factors and assumptions, including factors discussed under the heading “Risk Factors” in our final prospectus related to our initial public offering filed on August 12, 2010, our Annual Report on form 10K filed on March 8, 2011 and additional reports we file with the Securities and Exchange Commission.

Non-GAAP Reconciliation, Adjusted EBITDA, Non-GAAP Net Income Definitions

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial measures and require companies to explain why non-GAAP financial measures are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial measures because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company defines “non-GAAP net income” as net income before amortization of intangible assets, impairment charges and share-based compensation expense. All amounts excluded from “non GAAP net income” are reported net of the tax benefit these expenses provide.

The Company considers non-GAAP net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

Non-GAAP net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial measures to the comparable GAAP measures.

1 Kathy Crosett, “Global Ad Market to Make Full Recovery in 2011,” Marketing Forecast, January 31, 2011

<www.marketingforecast.com/archives/9805>

Contacts

DG
Omar Choucair, 972-581-2000
Chief Financial Officer
or
Market Street Partners
JoAnn Horne, 415-445-3233
or
MediaMind
Investors:
The Blueshirt Group
Jonathan Schaffer, 212-871-3953
ir@mediamind.com
or
Media:
The Blueshirt Group
Alex Wellins, 415-217-5861
ir@mediamind.com